Exhibit 1.1

EXECUTION VERSION

ALPINE INCOME PROPERTY TRUST, INC.

2,000,000 Shares of 8.00% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

November 5, 2025

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Stifel, Nicolaus & Company, Incorporated

1201 Wills Street, Suite 600

Baltimore, Maryland 21231

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

As Representatives of the Several Underwriters
listed on Schedule I hereto

Ladies and Gentlemen:

Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), Alpine Income Property Manager, LLC, a Delaware limited liability company (the “Manager”), and Alpine Income Property OP, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), propose that, pursuant to and in accordance with the terms and conditions of this underwriting agreement (the “Agreement”), the Company will issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,000,000 shares of 8.00% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series A Stock”), a series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate of 2,000,000 shares of Series A Stock to be purchased from the Company are called the “Firm Securities.” In addition, the Company has granted to the Underwriters, upon the terms and conditions stated herein, an option to purchase up to an additional 300,000 shares of Series A Stock (the “Additional Securities”) to cover over-allotments by the Underwriters, if any. The Firm Securities and the Additional Securities are collectively referred to in this Agreement as the “Securities.” The terms of the Securities will be set forth in the Articles of Amendment and Restatement of the Company, including articles supplementary (the “Articles Supplementary”) to be filed by the Company with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on or prior to the Closing Date (as defined herein). Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated and Robert W. Baird & Co. Incorporated are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representative.” The term Representative shall mean either the singular or plural as the context requires.

Each of the Company and the Operating Partnership wishes to confirm as follows its respective agreement with the several Underwriters, on whose behalf you are acting as the Representative, in connection with the several purchases of the Securities from the Company.

1.             Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-274724), including a related base prospectus (the “Base Prospectus”), relating to certain securities, including the Securities, to be issued from time to time by the Company. Such shelf registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act, is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B under the Securities Act, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of a Prospectus (as defined below), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to in this Agreement, together with the Base Prospectus, as a “Preliminary Prospectus.” The term “Prospectus” shall mean the prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. For purposes of this Agreement, all references in this Agreement to the Registration Statement, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). As used in this Agreement:

“Applicable Time” means 3:50 p.m. (Eastern time) November 5, 2025 or such other time as agreed by the Company and the Underwriters.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined in Rule 433 under the Securities Act)), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

2.             Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell an aggregate of 2,000,000 Firm Securities to the Underwriters. Upon the basis of the representations, warranties and agreements of the Company, the Operating Partnership and the Manager herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $24.2125 per share of Series A Stock (the “Purchase Price per Share”) the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company, the Operating Partnership and the Manager herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of this Agreement to purchase from the Company up to 300,000 Additional Securities at the Purchase Price per Share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Additional Securities. The Additional Securities may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Securities (subject to such adjustments as the Representative may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Securities to be purchased by the Underwriter as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Securities. The option to purchase Additional Securities may be exercised at any time within 30 days after the date of this Agreement.

3.             Terms of Public Offering. The Company has been advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in the judgment of the Representative is advisable and initially to offer the Securities upon the terms set forth in the General Disclosure Package (as defined below). The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 13 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

Not later than 12:00 p.m., New York, New York time, on the second business day following the date the Securities are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriters shall request.

4.             Delivery of the Securities and Payment Therefor. Delivery to the Underwriters of the Firm Securities and payment therefor shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York at 10:00 a.m., New York, New York time, on November 12, 2025, or such other time and date not later than 1:30 p.m., New York, New York time, on the second business day thereafter as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Securities and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 13 hereof.

Delivery to the Underwriters of and payment for any Additional Securities to be purchased by the Underwriters shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York, at 10:00 a.m., New York, New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Securities. Such notice may be given at any time within 30 days after the date of this Agreement and must set forth (i) the aggregate number of Additional Securities as to which the Underwriters are exercising the option and (ii) the names and denominations in which the Additional Securities are to be registered. The place of closing for the Additional Securities and the Additional Closing Date may be varied by agreement between the Representative and the Company.

Delivery of the Firm Securities and any Additional Securities to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Securities sold by the Company hereunder shall be delivered by the Representative to the Company.

It is understood that the Representative has been authorized, for its own account and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price per Share for the Firm Securities and the Additional Securities, if any, that the Underwriters have agreed to purchase. Each of Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated or Robert W. Baird & Co. Incorporated, individually and not as the representative of the Underwriters, may, but shall not be obligated to, make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.              Covenants and Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants and agrees with the several Underwriters as follows:

(a)            The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing (i) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed, (iii) of the receipt of any comments of the Commission relating to the Registration Statement, or any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period beginning at the execution and delivery of this Agreement and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with the sales by any Underwriter or a dealer, of any change in the condition (financial or otherwise), business, prospects, properties, assets, net worth or results of operations of the Company, the Operating Partnership and their subsidiaries, taken as a whole, or of any event that comes to the attention of the Company and the Operating Partnership that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with the provisions of Rule 430B under the Securities Act and in the manner and within the time period required by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433 under the Securities Act).

(b)           The Company will furnish to the Representative upon request, without charge, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), and will also furnish to the Representative, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Representative may reasonably request.

(c)           Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than as either of them may be deemed to be amended or supplemented due to the filing of any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, except for any Current Reports on Form 8-K or other filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) relating specifically to the offering contemplated hereby), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects. The Company consents to the use of the Prospectus and the General Disclosure Package (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the completion of the distribution of the Securities pursuant to the offering contemplated by the Registration Statement, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested the Prospectus, without charge, a reasonable number of copies thereof.

(d)           The Company will cooperate with the Representative and counsel for the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)           If this Agreement shall terminate or shall be terminated after execution pursuant to Section 11 hereof or clause (i) or clause (iii) of Section 14 hereof, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Underwriters) reasonably incurred by the Underwriters in connection herewith.

(f)            The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(g)           During a period of thirty (30) days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Series A Stock or any other shares of Preferred Stock ranking on parity with or senior to the Series A Stock or any securities convertible into or exercisable or exchangeable into shares thereof or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Stock or any other shares of Preferred Stock ranking on parity with or senior to the Series A Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Series A Stock or such other securities, in cash or otherwise; provided, however, that clause (i) or (ii) above shall not apply to the Securities to be sold hereunder.

(h)           The Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(i)            The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(j)            The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)           The Company will use its best efforts to continue to qualify for taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ending December 31, 2025 and continue to qualify as a REIT for all subsequent taxable years, unless the Company’s Board of Directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(l)            The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior consent of the Representative and the Company shall be deemed to have been given in respect of any “issuer free writing prospectus” included in Schedule II attached hereto. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 5(l) shall restrict the Company from making any filings required under the Exchange Act.

(m)           The Company will use its best efforts to complete the listing of the Securities on the New York Stock Exchange (“NYSE”) within thirty (30) days following the Closing Date.

(n)           For so long as any of the Securities are outstanding, the Company will reserve a sufficient number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to satisfy the conversion of such outstanding Securities into shares of Common Stock in accordance with the terms of the Articles Supplementary.

(o)           Prior to the Closing Date, the Company will use its best efforts to: (i) file the Articles Supplementary with the SDAT, which Articles Supplementary will comply with all applicable requirements of the Maryland General Corporation Law and will be in full force and effect at the Closing Date, and (ii) register the Series A Stock with the Commission under the Exchange Act.

(p)           The Company will duly authorize, execute and deliver the OP LPA Amendment (as defined below) prior to the Closing Date.

6.             Covenants of the Manager.

(a)           The Manager covenants with each Underwriter and with the Company that, during the period when a prospectus relating to the Securities is required (or but for the exception afforded by Rule 172 under the Securities Act would be required) to be delivered under the Securities Act, the Manager will notify the Representative and the Company of the occurrence of any material events respecting the Manager’s activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(b)           The Manager will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

7.             Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby represents and warrants to each Underwriter on the date hereof and as of the Applicable Time and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)           The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of Securities contemplated hereby and has prepared and filed with the Commission the Registration Statement on Form S-3 (File No. 333-274724).  The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated against the Company or, to the knowledge of the Company and the Operating Partnership, threatened by the Commission.

(b)           The Company, at the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, on the date hereof and on the Closing Date or any Additional Closing Date, if applicable, was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c)           The Registration Statement conformed in all material respects, as of its effective date, and will conform in all material respects on each of the Closing Date and any Additional Closing Date, if applicable, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act. The most recent Preliminary Prospectus conformed in all material respects, and the Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date and any Additional Closing Date, if applicable, to the applicable requirements of the Securities Act.

(d)           The Registration Statement did not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(e)           The Prospectus will not, as of its date and on the Closing Date and any Additional Closing Date, if applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(f)            Any documents incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus as of the Applicable Time, considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 15 hereof.

(h)           Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act), when considered together with the General Disclosure Package at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act.

(j)            The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than an Issuer General Use Free Writing Prospectus, a Preliminary Prospectus and the Prospectus.

(k)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties (the “Company Properties”) and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement, and, as the sole member and manager of the General Partner (as defined below), to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Company and the Operating Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

(l)            The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and operate its properties (the “OP Properties”) and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Alpine Income Property GP, LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the other limited partners in the Operating Partnership as of September 30, 2025 is as set forth in the Prospectus. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly authorized, executed and delivered by the General Partner and is a legally valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(m)           Each subsidiary of the Company and the Operating Partnership has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, and each such subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties (collectively, with the Company Properties and the OP Properties, the “Properties”) and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company and the Operating Partnership have been duly authorized and validly issued, are (as applicable) fully paid and nonassessable and are owned by the Company and the Operating Partnership, directly or indirectly through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or other ownership interests of any subsidiary of the Company and the Operating Partnership was issued in violation of the preemptive or similar rights of the securityholder of such subsidiary.

(n)           The authorized capitalization of the Company as of September 30, 2025 is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company. The Securities to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, upon filing of the Articles Supplementary with the SDAT, and the acceptance of record thereof by the SDAT and when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Securities in accordance with the terms of the Articles Supplementary have been duly authorized and, when issued and delivered upon such conversion in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable. The issuance of the Securities pursuant to this Agreement, and of the shares of Common Stock issuable upon conversion of the Securities, will be free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Securities and the shares of Common Stock to be issued upon conversion of the Securities by the Company are not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party. The Company has reserved for future issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Securities. The capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto).

(o)           All of the issued and outstanding common units of limited partnership interest in the Operating Partnership (“OP Units”) have been duly authorized for issuance by the Operating Partnership and validly issued. None of the issued and outstanding OP Units have been issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. All of the issued and outstanding OP Units were issued in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exercisable or exchangeable for any OP Units and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(p)           The 8.00% Series A Cumulative Redeemable Preferred Units to be issued by the Operating Partnership to the Company upon contribution by the Company to the Operating Partnership of the net proceeds from the sale of the Securities (the “Series A Preferred Units”) have been or by the Closing Date will have been duly authorized in the First Amendment (the “OP LPA Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated November 26, 2019, and, when issued and delivered against payment therefor, the Series A Preferred Units will have been validly issued, and the issuance of such Series A Preferred Units will not be subject to or in violation of any preemptive or similar rights. The OP Units to be issued by the Operating Partnership upon conversion of the Series A Preferred Units have been or by the Closing Date will be duly authorized for issuance upon conversion of the Series A Preferred Units, and when issued upon conversion of the Series A Preferred Units, will be validly issued, and the issuance of such OP Units will not be subject to or in violation of any preemptive or similar rights.

(q)           Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(r)            This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(s)           This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions hereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(t)            The Articles Supplementary have been duly authorized by the Company.

(u)           Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Management Agreement, dated November 26, 2019, as amended by Amendment No. 1 to Management Agreement dated July 18, 2024, among the Company, the Operating Partnership and the Manager (as amended, the “Management Agreement”), remains in full force and effect. The Management Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(v)           There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened, against the Company, the Operating Partnership or any of their subsidiaries or to which the Company, the Operating Partnership or any of their subsidiaries or any of the Properties are subject, that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company and the Operating Partnership, threatened against or involving the Company, the Operating Partnership or any of their subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor, to the knowledge of the Company and the Operating Partnership, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed. Neither the Company nor the Operating Partnership has received notice or been made aware that any other party is in breach of or default to the Company and the Operating Partnership or the applicable subsidiary under any of such contracts.

(w)          None of the Company, the Operating Partnership or any of their subsidiaries: is (i) in violation of (A) its articles of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational document, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, the Operating Partnership or any of their subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(x)            Except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (i) the Company and the Operating Partnership and their subsidiaries and the Properties have been and are in compliance with, and none of the Company and the Operating Partnership or their subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) none of the Company and the Operating Partnership, their subsidiaries, or, to the knowledge of the Company and the Operating Partnership, the prior owners or occupants of the Properties has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties, except for such releases or dispositions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) the Company and the Operating Partnership do not intend to use the Properties other than in compliance with applicable Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) neither the Company nor the Operating Partnership knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on or beneath the Properties, or onto lands owned by the Company and the Operating Partnership or their subsidiaries from which Hazardous Materials might seep, flow or drain into such waters, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (v) none of the Company and the Operating Partnership or their subsidiaries has received any notice of, and the Company and the Operating Partnership have no knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties or arising out of the conduct of the Company and the Operating Partnership or their subsidiaries, except for such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not require disclosure pursuant to Environmental Laws and (vi) the Properties are not included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company and the Operating Partnership proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other governmental authority. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, or under any of the Properties the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, including asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus.

(y)           Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the General Disclosure Package or the Prospectus, to the knowledge of the Company and the Operating Partnership, (i) there has been no security breach or other security compromise of or relating to the Company’s and the Operating Partnership’s information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment (collectively, “IT Systems”); (ii) the Company’s and the Operating Partnership’s IT Systems are adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company and the Operating Partnership as currently conducted and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (iii) the Company and the Operating Partnership are presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(z)            Neither the issuance and sale of the Securities by the Company nor the execution, delivery and performance of this Agreement by the Company and the Operating Partnership (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except (A) such as have been already obtained or may be required under the Securities Act, the Exchange Act, the rules of the NYSE, state securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) the filing of the Articles Supplementary with the SDAT, (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company, the Operating Partnership or any of their subsidiaries, (iii) constitutes or will constitute a breach of, or a default under, any Existing Instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of their properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (ii), (iii), (iv) and (v), such conflicts, breaches, defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their subsidiaries.

(aa)          Grant Thornton LLP, who has certified certain financial statements and supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(bb)         The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the results of operations, changes in equity and cash flows of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. Except as included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), (i) none of the Company, the Operating Partnership or any of their subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business; (ii) none of the Company, the Operating Partnership or any of their subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) none of the Company, the Operating Partnership or any of their subsidiaries is in default under the terms of any class of capital stock or other equity interests or any outstanding debt obligations; (iv) there has not been any material change in the indebtedness of the Company, the Operating Partnership or their subsidiaries (other than in the ordinary course of business); and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)         The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ee)          Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company and the Operating Partnership have not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or for any other purpose.

(ff)           The Company and the Operating Partnership and each of their subsidiaries (A) have paid all federal and material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and other material tax returns required to be filed through the date hereof, and all such tax returns are true, correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and the Operating Partnership and each of their respective subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency has been asserted against the Company and the Operating Partnership or their subsidiaries, nor do the Company and the Operating Partnership know of any tax deficiency that could reasonably be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(gg)          Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or securityholder of the Company or the Operating Partnership (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries on the other hand that is required by the Securities Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not so disclosed.

(hh)         Neither the Company nor the Operating Partnership is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii)            The Company and the Operating Partnership and their subsidiaries have good and marketable title to the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and the Operating Partnership and their subsidiaries. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and the Operating Partnership and their subsidiaries have valid, subsisting and enforceable leases with the tenants of the Properties, (ii) no third party has an option or right of first refusal to purchase any of the Properties other than those that have been properly waived, (iii) the use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, and (iv) the Company and the Operating Partnership have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the Properties.

(jj)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible nor will the Company, the Operating Partnership or any of their subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

(kk)          The Company and the Operating Partnership and their subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own the Properties and to conduct their business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Operating Partnership and each of their subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and, to the knowledge of the Company and the Operating Partnership, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit.

(ll)            The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is accurate. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no (1) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(mm)       The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(nn)          None of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company and the Operating Partnership, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; the Company and the Operating Partnership and their subsidiaries and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(oo)          None of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company and the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company, the Operating Partnership or any director, officer, employee, agent or affiliate of the Company and the Operating Partnership, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Russia, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson (each, a “Sanctioned Country”). The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. Since their inception, none of the Company, the Operating Partnership or any of their subsidiaries has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(pp)          The operations of the Company and the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(qq)          The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the Securities Act with the offer and sale of the Securities pursuant to the Registration Statement and the Prospectus.

(rr)            Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending or, to the knowledge of the Company and the Operating Partnership, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of the Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)           The Company and the Operating Partnership and their subsidiaries maintain insurance of the types and in the amounts generally deemed adequate by the Company and the Operating Partnership for the business of the Company and the Operating Partnership and their subsidiaries, all of which insurance is in full force and effect in all material respects. Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Operating Partnership and their subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with insurers of nationally recognized reputability, in an amount not less than such entity’s purchase price for the real property comprising such Property and as of the date that such entity first acquired the real property comprising such Property, insuring that such party is vested with good and insurable fee to each such Property.

(tt)            Each of the Company and the Operating Partnership and their subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and the Operating Partnership and their subsidiaries as now conducted or as proposed in the Prospectus to be conducted. There is no claim pending against the Company, the Operating Partnership or any of their subsidiaries with respect to any Intellectual Property and none of the Company, the Operating Partnership or their subsidiaries have received notice or otherwise become aware that any Intellectual Property that such entities use or have used in the conduct of their business infringes upon or conflicts with the rights of any third party. None of the Company, the Operating Partnership or any of their subsidiaries has become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(uu)          To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company and the Operating Partnership or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(vv)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company and the Operating Partnership and their subsidiaries (each, a “Plan”) are in compliance with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to each Plan; (iii) no “employee benefit plan” established or maintained by the Company, the Operating Partnership or their subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (iv) none of the Company, the Operating Partnership or any of their subsidiaries has incurred or reasonably expects to incur, any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (B) Sections 412, 4971, 4975 or 4980B of the Code in respect of a Plan; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(ww)        The Company and the Operating Partnership and their subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such personal property by the Company and the Operating Partnership and their subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(yy)          Other than as disclosed in the Registration Statement and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(zz)          The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Description of the Series A Preferred Stock,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(aaa)        Nothing has come to the attention of the Company and the Operating Partnership that has caused the Company and the Operating Partnership to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(bbb)       Commencing with its short taxable year ended December 31, 2019, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as REIT under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending December 31, 2025 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, the Prospectus and the General Disclosure Package are true, complete and correct in all material respects.

(ccc)        Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company or the Operating Partnership from paying any dividends or making other distributions on its capital stock or partnership interests.

(ddd)       No subsidiary of the Company and the Operating Partnership is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s capital stock or similar ownership interest, except as described in the Registration Statement, the General Disclosure Package or the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(eee)        Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not (i) have any material lending or other relationship with any Underwriter or any affiliate of any Underwriter or (ii) intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(fff)          No securities issued by the Company, the Operating Partnership or any of their subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer or any authorized representative of the Company or the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

8.             Representations and Warranties of the Manager. The Manager hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)            The information regarding the Manager in the Registration Statement, the General Disclosure Package and the Prospectus is true and correct in all material respects.

(b)            The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement, and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Manager (a “Manager Material Adverse Effect”).

(c)            This Agreement has been duly authorized, executed and delivered by the Manager.

(d)            The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by (i) the application of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as to rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(e)           The Manager is not (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Manager with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to any agreement to which the Manager is bound or to which any of its properties or assets is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its properties or assets.

(f)            The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Manager Material Adverse Effect.

(g)           Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Management Agreement or the performance by the Manager of its obligations hereunder or thereunder.

(h)           Neither the Manager nor any member, officer, or employee of the Manager nor, to the knowledge of the Manager, any agent, affiliate or other person associated with or acting on behalf of the Manager has: (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Anti-Corruption Laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Manager has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(i)            The operations of the Manager are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Manager, and no action, suit or proceeding by or before any governmental agency, authority or body involving the Manager with respect to the Anti-Money Laundering Laws of any jurisdiction having jurisdiction over the Manager is pending or, to the knowledge of the Manager, threatened.

(j)             No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as are described in the Registration Statement, the General Disclosure Package or the Prospectus.

(k)           The Manager possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental agency, authority or body having jurisdiction over the Manager that are necessary for the ownership or lease of its properties or assets or the conduct of its business as currently conducted and described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Manager has not received any notice or is otherwise aware of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(l)             The execution, delivery and performance by the Manager of this Agreement and the Management Agreement and the consummation of the transactions contemplated by this Agreement and the Management Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, or the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Manager pursuant to, any agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the properties or assets of the Manager is subject, (B) result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Manager or (C) result in the violation of any law or statute applicable to the Manager or any judgment, order, rule or regulation of any governmental agency, authority or body having jurisdiction over the Manager or any of its properties or assets, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, acceleration, lien, charge or encumbrance that would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(m)           The Manager has not been notified that any current executive officer of the Company or the Manager plans to terminate his, her or their employment with his, her or their current employer. Neither the Manager nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Manager, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)            The Manager has access to the personnel and other resources necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)            The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company and the Operating Partnership and their subsidiaries pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s or the Operating Partnership’s assets is permitted only in accordance with management’s general or specific authorization.

(p)           The Manager is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which the Manager is engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or its business, assets, employees, officers and directors are in full force and effect; and the Manager has not been refused any insurance coverage sought or applied for.

(q)           The Manager (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities.

(r)             The Manager has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company and the Operating Partnership to facilitate the sale or resale of the Securities or for any other purpose.

Any certificate signed by any officer or any authorized representative of the Manager and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Manager to the Underwriters as to the matters covered thereby as of the date or dates indicated on such certificate.

9.              Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Manager’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of the Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the General Disclosure Package, any Permitted Free Writing Prospectus, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) consistent with the provisions of Section 5(d) hereof, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Securities and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto up to an aggregate amount not to exceed $1,000; (v) the cost of preparing stock certificates, if any; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Securities to the respective Underwriters or their affiliates and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. Except as provided in this Section 9, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(e) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(e) hereof.

10.           Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Representative and each other Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; except with respect to (i) or (ii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative, expressly for use in connection therewith, which information is specified in Section 15 hereof. This indemnification shall be in addition to any liability that the Company and the Operating Partnership may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company and the Operating Partnership, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company and the Operating Partnership, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Operating Partnership shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 10.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Operating Partnership, their respective directors and their respective officers who sign the Registration Statement and any person who controls any of the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Operating Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Preliminary Prospectus, or any amendment or supplement thereto, which is specified in Section 15 hereof. If any action or claim shall be brought or asserted against the Company, the Operating Partnership or any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the General Disclosure Package or the Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Operating Partnership by the immediately preceding paragraph (except that if the Company and the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Operating Partnership, their respective directors, their respective officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, (i) the Company and the Operating Partnership will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) the Underwriters will not, without the prior written consent of the Company and the Operating Partnership, as the case may be, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Company and the Operating Partnership from all liability arising out of such claim, action, suit or proceeding.

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

If the indemnification provided for in this Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Securities hereunder, any determination of the relative benefits received by the Company and the Operating Partnership or the Underwriters from the offering of the Securities shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Securities. The relative fault of the Company and the Operating Partnership on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective numbers of Securities set forth opposite their names in Schedule I hereto and not joint.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company and the Operating Partnership and their respective directors, their respective officers or any person controlling the Company and the Operating Partnership, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to either of the Company and the Operating Partnership, their respective directors, their respective officers or any person controlling the Company and the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified person at law or in equity.

The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of any termination of this Agreement.

11.           Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities hereunder are subject to the following conditions:

(a)            The Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)           No event or condition of a type described in clause (iii) of Section 14 hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or purchase of the Securities as contemplated hereby.

(c)            The Representative shall have received on the Closing Date (and the Additional Closing Date, if any) (1) the opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel to the Company, substantially to the effect set forth in Exhibit B-1 hereto, (2) the opinion of Vinson & Elkins L.L.P., tax counsel to the Company, substantially to the effect set forth in Exhibit B-2 hereto, and (3) the opinion of Venable LLP, Maryland counsel to the Company, substantially to the effect set forth in Exhibit B-3 hereto.

(d)            The Representative shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion and negative assurance letter of Hunton Andrews Kurth LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Securities, the Registration Statement and other related matters as the Representative may reasonably request, and the Company and its counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)            The Representative shall have received letters addressed to the Representative and dated the date hereof and the Closing Date or Additional Closing Date, as the case may be, from the firm of Grant Thornton LLP, independent certified public accountants, provided that such letters shall have a “cut off” date of no more than three business days prior to such Closing Date or Additional Closing Date, respectively.

(f)             Before the Closing Date, the Company shall have submitted an application to the NYSE to have the Securities approved for listing on the NYSE.

(g)           (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company and the Operating Partnership, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, as the case may be; (iv) the Prospectus, including any supplement thereto, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and the Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act) and Rule 430B under the Securities Act; and (v) all of the representations and warranties of the Company and the Operating Partnership and the Manager contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all material respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and the Representative shall have received a certificate, dated the Closing Date, from the Company and the Manager and signed by the president and chief executive officer or senior vice president of each (or such other officer as is acceptable to the Representative) and from the Operating Partnership and signed by the president and chief executive officer or senior vice president of the Company (or such other officer as is acceptable to the Representative), on behalf of the Company in its capacity as the sole member of the general partner of the Operating Partnership, to the effect set forth in Section 11(b) hereof and this Section 11(g).

(h)           The Company shall not have failed in any material respect at or prior to the Closing Date or Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(i)            The Company and the Operating Partnership and the Manager shall have furnished or caused to have been furnished to the Representative such further certificates and documents as the Representative shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 11, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 11 shall be dated as of the Additional Closing Date and the certificates, opinions and letters called for by paragraphs (c) through (e) shall be revised to reflect the sale of Additional Securities.

If any of the conditions hereinabove provided for in this Section 11 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representative by notifying the Company of such termination in writing at or prior to such Closing Date, but the Representative shall be entitled to waive any of such conditions.

12.           Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13.           Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Securities that it or they have agreed to purchase hereunder, and the aggregate number of Firm Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representative may specify in an agreement among underwriters, to purchase the Firm Securities that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, the Operating Partnership or the Manager. In any such case that does not result in termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

14.           Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Securities), as the case may be, in the sole judgment of the Representative, (i) trading in the Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) there has been since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iv) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities. Notice of such cancellation shall be promptly given to the Company and its counsel by email or telephone and shall be subsequently confirmed by letter.

15.           Information Furnished by the Underwriters. Each of the Company and the Operating Partnership acknowledges that the following information in the most recent Preliminary Prospectus and the Prospectus constitutes the only information furnished by or on behalf of the Underwriters through the Representative or on their behalf as such information is referred to in Section 7 and Section 10: (i) the list of Underwriters under the heading “Underwriting” and their respective participation in the sale of the Securities; (ii) the third paragraph of text under the heading “Underwriting” related to the public offering price and concessions; (iii) the fourth sentence of the sixth paragraph of text under the heading “Underwriting” related to market making activities and (iv) the ninth and tenth paragraphs of text under the heading “Underwriting” related to stabilization and syndicate covering transactions.

16.           Miscellaneous. Except as otherwise provided in this Agreement, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)            to the Company or the Operating Partnership:

Alpine Income Property Trust, Inc.

369 N. New York Avenue, Suite 201

Winter Park, FL 32789
Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, NY 10036

Attention: Zachary A. Swartz

(ii)           to the Manager:

Alpine Income Property Manager, LLC

c/o CTO Realty Growth, Inc.
369 N. New York Avenue, Suite 201

Winter Park, FL 32789
Attention: General Counsel

(iii)          to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: General Counsel – Investment Banking

Email: GEIBLegal@raymondjames.com

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Equity Syndicate Department

Email: Syndicate@RaymondJames.com

Stifel, Nicolaus & Company, Incorporated

1201 Wills Street, Suite 600

Baltimore, MD 21231

Attention: Syndicate Department

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Syndicate Department, with a copy to the Legal Department

(facsimile: (414) 298-7474))

with a copy to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue, NW

Washington, DC 20037

Attention: Robert K. Smith

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Operating Partnership and their respective directors and officers.

17.           Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder other than New York General Obligations Law 5-1401 and 5-1402.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

18.           No Fiduciary Duty. The Company and the Operating Partnership acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company and the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

19.           Research Analyst Independence. The Company and the Operating Partnership acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Operating Partnership by any Underwriter’s investment banking division. The Company and the Operating Partnership acknowledge that each of the Underwriters is a full-service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

20.           Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

21.          Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.           Waiver of Jury Trial. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Manager and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.           Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

24.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, the Manager and the several Underwriters.

Very truly yours,

ALPINE INCOME PROPERTY TRUST, INC.

By:	/s/ Philip R. Mays
	Name:	Philip R. Mays
	Title:	SVP, Chief Financial Officer and Treasurer

ALPINE INCOME PROPERTY OP, LP

By: Alpine Income Property GP, LLC, its sole general partner

By: Alpine Income Property Trust, Inc., its sole member

By:	/s/ Philip R. Mays
	Name:	Philip R. Mays
	Title:	SVP, Chief Financial Officer and Treasurer

ALPINE INCOME PROPERTY MANAGER, LLC
By: CTO Realty Growth, Inc., its sole member

By:	/s/ Philip R. Mays
	Name:	Philip R. Mays
	Title:	SVP, Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement of Alpine Income Property Trust, Inc.

CONFIRMED as of the date first above mentioned, on behalf of itself and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Authorized Representative

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Chad Gorsuch
Authorized Representative

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Authorized Representative

Signature Page to Underwriting Agreement of Alpine Income Property Trust, Inc.

SCHEDULE I

Name	Number of Firm Securities
Raymond James & Associates, Inc.	800,000
Stifel, Nicolaus & Company, Incorporated	500,000
Robert W. Baird & Co. Incorporated	200,000
Janney Montgomery Scott LLC	100,000
KeyBanc Capital Markets Inc.	80,000
PNC Capital Markets LLC	80,000
Regions Securities LLC	80,000
Synovus Securities Inc.	80,000
Truist Securities, Inc.	80,000
Total:	2,000,000

SCHEDULE II

Issuer General-Use Free Writing Prospectus

(see attached)

Issuer Free Writing Prospectus Filed Pursuant to Rule 433

Relating to Preliminary Prospectus Supplement dated November 5, 2025 to Prospectus dated September 29, 2023

Registration No. 333-274724

PRICING TERM SHEET

8.00% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per Share)

November 5, 2025

Issuer:	Alpine Income Property Trust, Inc., a Maryland corporation
Security:	8.00% Series A Cumulative Redeemable Preferred Stock
Number of Shares:	2,000,000 shares (2,300,000 shares if the underwriters’ over- allotment option to purchase additional shares is exercised in full)
Public Offering Price:	$25.00 per share; $50,000,000 total (not including the underwriters’ over-allotment option to purchase additional shares)
Underwriting Discounts:	$0.7875 per share; $1,575,000 total (not including the underwriters’ over-allotment option to purchase additional shares)
Maturity Date:	Perpetual (unless redeemed by the Issuer on or after November 12, 2030 or pursuant to its special optional redemption right, or converted by a holder in connection with a change of control described below under “Change of Control”)
Trade Date:	November 5, 2025
Settlement Date:	November 12, 2025 (T + 5)
Liquidation Preference:	$25.00, plus accrued and unpaid dividends
Dividend Rate:	8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share), accruing from November 12, 2025
Dividend Payment Dates:	Quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on December 31, 2025
Optional Redemption:	The Issuer may not redeem the Series A Preferred Stock prior to November 12, 2030, except in limited circumstances to preserve its status as a real estate investment trust and pursuant to the special optional redemption provision described below under “Special Optional Redemption.”

On and after November 12, 2030, the Issuer may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of

$25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.

Special Optional Redemption:

Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying

$25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Issuer exercises any of its redemption rights relating to the Series A Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of Series A Preferred Stock will not have the conversion rights described below.

Change of Control:

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•       the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•       following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American, LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that occur within twelve (12) months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of the Issuer’s business (the “Related Transactions”)), and if the aggregate consideration paid to the Issuer and/or holders of its common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to the Issuer and/or its holders of common stock in connection with both the Change of Control Transaction and the Related Transaction on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.
Conversion Rights:

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•        the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•      3.38066 (i.e., the Share Cap), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration as described in the preliminary prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations with respect to the Issuer’s common stock as described in the preliminary prospectus supplement.

Upon such a conversion, the holders will be limited to a maximum number of shares of the Issuer’s common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $7.395 per share (which is approximately 50% of the per-share closing sale price of the Issuer’s common stock reported on the NYSE on November 4, 2025), subject to adjustment, the holders will receive a maximum of 3.38066 shares of the Issuer’s common stock per share of Series A Preferred Stock, which may result in the holders receiving a value that is less than the liquidation preference of the Series A Preferred Stock.

If, prior to the Change of Control Conversion Date, the Issuer has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series A Preferred Stock will not have any right to convert the shares of the Series A Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of shares of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a

U.S. securities exchange.

CUSIP/ISIN:	02083X 202 / US02083X2027
Joint Book-Running Managers:	Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated Robert W. Baird & Co. Incorporated
Co-Managers:	Janney Montgomery Scott LLC KeyBanc Capital Markets Inc. PNC Capital Markets LLC Regions Securities LLC Synovus Securities Inc. Truist Securities, Inc.
Listing:	The Issuer intends to file an application to list the Series A Preferred Stock on the NYSE under the symbol “PINE-PA”. If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to begin within 30 days after the Series A Preferred Stock is first issued.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the base prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Raymond James & Associates, Inc. toll-free at (800) 248-8863; Stifel, Nicolaus & Company, Incorporated toll-free at (855) 300-7136; Robert W. Baird & Co.

Incorporated toll-free at (800) 792-2473.

EXHIBIT B-1

Opinion and Negative Assurance Letter of Vinson & Elkins L.L.P.

(see attached)

EXHIBIT B-2

Tax Opinion of Vinson & Elkins L.L.P.

(see attached)

EXHIBIT B-3

Opinion of Venable LLP

(see attached)

B-3-1